Exhibit 99.1

GULF ISLAND REPORTS THIRD QUARTER 2021 RESULTS

HOUSTON, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the third quarter 2021.

THIRD QUARTER 2021 SUMMARY (as compared to the third quarter 2020)

•	Revenue from Continuing Operations of $19.6 million, (22.6%) y/y
•	Net income from Continuing Operations of $5.3 million, including PPP loan forgiveness
•	Operating income for Fabrication & Services Division of $0.4 million
•	Non-GAAP EBITDA for Fabrication & Services Division of $1.4 million
•	Cash balance of $73.8 million at September 30, 2021

Consolidated revenue for the third quarter 2021 was $19.6 million, compared to $25.3 million for the third quarter 2020. Consolidated net income from continuing operations for the third quarter 2021 was $5.3 million, compared to a loss of $4.3 million for the third quarter 2020. Consolidated net income from continuing operations for the third quarter 2021 included a gain of $9.1 million associated with the SBA’s forgiveness of $8.9 million of the Company’s PPP loan, plus accrued interest. EBITDA from continuing operations was a loss of $2.6 million for the quarter, versus a loss of $2.9 million for the prior year period. See “Non-GAAP Measures” below for the Company’s reconciliation and definition of EBITDA.

MANAGEMENT COMMENTARY

“We were able to report another quarter of solid operating results for our Fabrication & Services Division in spite of the challenges created by Hurricane Ida, highlighting the strong foundation we are developing at Gulf Island,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “We were able to safely and efficiently restart operations at our Houma facilities following the storm, which was only possible because of the tremendous resilience and hard work of our dedicated workforce.”

“While Hurricane Ida resulted in a temporary disruption, we remain very encouraged by the improved bidding activity in our end markets, and as a result of our collective efforts, we are well positioned to take advantage of these opportunities,” continued Heo. “We are seeing favorable trends in growth end markets such as LNG, petrochemicals, and renewables and are focusing our new business development efforts in these areas. Further, the recent strength in oil and gas prices has resulted in increased activity in some of our legacy end markets as well. As a result, we are experiencing improved new awards in our small-scale fabrication and offshore services businesses, and we continue to expect large capital projects to move toward final investment decisions in late 2021 or early 2022. Although labor availability will continue to be one of the biggest challenges facing our industry, we believe our strong craft labor workforce and strategic operating location put Gulf Island in a strong position to succeed as these large contracts are awarded.”

“Despite current low utilization levels, which were compounded by the partial closure of our facilities for much of September due to Hurricane Ida, we once again realized strong project performance by our Fabrication & Services division, which enabled the division to deliver positive EBITDA for the fifth consecutive quarter,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “In addition, our liquidity position remains strong, as we ended the quarter with a cash balance of nearly $74 million, which provides a strong foundation to support our growth objectives.”

“During the third quarter we continued to make progress on our strategic initiatives, as we further improved our project execution, added services customers, and made progress on our targeted growth markets,” noted Heo. “I am very proud of everything we have accomplished over the last two years of our strategic transformation and I am excited about the opportunities that lie ahead for Gulf Island as we shift our focus to profitable growth and look to take advantage of improving end markets and attractive business opportunities,” concluded Heo.

STRATEGIC UPDATE

During 2020, the Company outlined a strategic plan that was focused on improving its financial strength and positioning the Company to pursue higher-margin growth opportunities. Underpinning this strategy was a focus on improving the Company’s risk profile, strengthening its liquidity position, improving resource utilization and project execution, and reducing the Company’s reliance on offshore oil and gas markets. With the significant progress that Gulf Island has achieved on these objectives, management has shifted to the next phase of its strategic transformation, which is focused on generating stable, profitable growth based on pursuing new growth end markets, growing and diversifying its services business, further strengthening project execution, and expanding its skilled labor workforce. Below is an update on the progress made on each of these initiatives during the quarter:

Pursue new growth end markets – The Company is focusing its near-term business development efforts on higher-growth end markets such as LNG and petrochemical. New business activity is robust and a number of large projects are moving toward final investment decisions over the next three to six months. In addition, the Company is beginning to see increased inquiries and bidding activity in the hydrogen market related to rapidly growing energy transition initiatives.

Grow and diversify services business – The Company is pursuing opportunities to diversify its offshore services customer base, increase its offshore services offerings, and expand its services offerings to onshore markets. The recent rise in oil and gas prices has resulted in increased activity following Hurricane Ida and the Company has been successful adding new services customers.

Further strengthen project execution – While significant progress has been made, the Company is focused on further strengthening its personnel, processes, and procedures in an effort to further improve project execution, which will drive higher margins and improve new award win rates. The solid operating results for the Fabrication & Services division, during a quarter in which utilization was negatively impacted by Hurricane Ida, highlights the progress achieved in these efforts.

Expand skilled labor workforce – The Company continues to focus on ways to improve retention and enhance and add to its skilled craft personnel, as a strong workforce will be a key differentiator in pursuing new project awards given the scarcity of available skilled craft labor within the industry.

SEGMENT RESULTS

Fabrication & Services Segment – Revenue for the third quarter 2021 was $17.3 million, a decrease of $1.0 million compared to the third quarter 2020. The decrease was primarily due to the division’s offshore modules and jacket and deck projects, which were completed prior to the third quarter 2021, and lower revenue from its marine docking structures project. The decrease was partially offset by an increase in small-scale fabrication and offshore services activity.

New project awards were $15.2 million for the third quarter 2021, representing a 13% year-over-year increase, and backlog for the division totaled $7.2 million at September 30, 2021. The new award growth was driven by small-scale fabrication and offshore services work. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $0.4 million for the third quarter 2021, compared to a loss of $1.2 million for the third quarter 2020. EBITDA for the third quarter was $1.4 million, versus break-even for the prior year period. Third quarter 2021 results included project improvements of $1.1 million attributable to the division’s marine docking structures and material supply projects, while third quarter 2020 results included project improvements of $0.6 million for the division’s jacket and deck project. Excluding the project improvements in both periods, the increase in EBITDA over the prior year period was driven by improved execution and a more favorable project margin mix. Operating results for both periods were impacted by low revenue volume and the associated partial under-recovery of overhead costs due to the under-utilization of facilities and resources, including the temporary closure of the division’s facilities in September 2021 due to Hurricane Ida.

Shipyard Segment – Revenue for the third quarter 2021 was $2.3 million, a decrease of $5.2 million compared to the third quarter 2020. Revenue for both quarters was related entirely to the division’s two forty-vehicle ferry projects and seventy-vehicle ferry project.

Operating loss was $1.9 million for the third quarter 2021, compared to a loss of $1.1 million for the third quarter 2020. Third quarter 2021 results included project charges of $1.7 million attributable to the division’s seventy-vehicle ferry project and project improvements of $0.4 million attributable to its first forty-vehicle ferry project. Results for the third quarter 2021 also included ongoing vessel holding costs and legal fees of $0.4 million associated with the Company’s contract dispute for two multi-purpose support vessels (“MPSVs”), and charges of $0.4 million associated with damage caused by Hurricane Ida to the Company’s second forty-vehicle ferry project and the MPSVs. Despite the impacts for the quarter, due in part to Hurricane Ida, the Company is on track to complete the wind down of the Shipyard business by the third quarter 2022.

Corporate Segment – Operating loss was $2.2 million for the third quarter 2021, compared to a loss of $1.8 million for the third quarter 2020, as higher incentive plan and insurance costs, and higher costs associated with initiatives to diversify and enhance the Company’s business, were offset partially by lower external audit, legal and advisory fees.

Discontinued Operations – Operating loss was $8.0 million for the third quarter 2020. There were no discontinued operations for the third quarter 2021. Discontinued operations include results associated with the operations included in the Company’s Shipyard Transaction in April 2021 and associated with certain previously closed Shipyard Division facilities.

BALANCE SHEET AND LIQUIDITY

The Company’s cash balance at September 30, 2021 was $73.8 million, including $2.1 million of restricted cash. At September 30, 2021, the Company had no debt and had $2.1 million of outstanding letters of credit. In July 2021, the Company received forgiveness from the Small Business Administration (“SBA”) of $8.9 million of its Paycheck Protection Program (“PPP”) loan, plus accrued interest, and the Company repaid the remaining balance.

THIRD QUARTER 2021 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, November 9, 2021 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.800.437.2398 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of project management, hookup, commissioning, repair, maintenance and civil construction services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in Houston, Texas and its operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of EBITDA to the most comparable GAAP measure are presented under “Consolidated Results of Operations” and “Results of Operations by Segment” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at September 30, 2021, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to diversification and entry into new end markets, improvement of risk profile, industry outlook, oil and gas prices, timing of investment decisions and new project awards, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the final assessment of damage to its Houma facilities and infrastructure challenges in the Houma area following Hurricane Ida and the related recovery of any insurance proceeds; the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 (including new and emerging strains and variants) and the corresponding volatility in oil prices and the impact thereof on its business; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; the Company’s ability to improve project execution; its inability to realize the expected financial benefits of the Shipyard Transaction; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in contract estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs and the dispute with a customer related to contracts to build two forty-vehicle ferries; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part 1, Item 1A of the Company’s 2020 Annual Report as updated under “Risk Factors” in Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1),(2) (in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021(2)	2020(2)	2021	2020(2)
New Project Awards(3)	$15,200	$18,192	$13,558	$44,939	$53,352

Revenue	$19,587	$24,268	$25,306	$67,640	$94,973
Cost of revenue	19,785	23,164	25,941	66,813	96,804
Gross profit (loss)(4)	(198)	1,104	(635)	827	(1,831)
General and administrative expense	3,224	3,093	2,748	9,104	9,429
Impairments and (gain) loss on assets held for sale, net	-	-	72	-	72
Other (income) expense, net(5)	260	(380)	749	(649)	(9,284)
Operating loss	(3,682)	(1,609)	(4,204)	(7,628)	(2,048)
Gain on extinguishment of debt(6)	9,061	-	-	9,061	-
Interest (expense) income, net	(58)	(95)	(118)	(347)	(154)
Income (loss) before income taxes	5,321	(1,704)	(4,322)	1,086	(2,202)
Income tax (expense) benefit	(9)	4	20	6	(86)
Income (loss) from continuing operations	5,312	(1,700)	(4,302)	1,092	(2,288)
Loss from discontinued operations, net of taxes(7)	-	(1,251)	(8,035)	(17,372)	(9,681)
Net income (loss)	$5,312	$(2,951)	$(12,337)	$(16,280)	$(11,969)
Per share data:
Basic and diluted income (loss) from continuing operations	$0.34	$(0.11)	$(0.28)	$0.07	$(0.15)
Basic and diluted loss from discontinued operations	-	(0.08)	(0.52)	(1.12)	(0.63)
Basic and diluted income (loss) per common share	$0.34	$(0.19)	$(0.81)	$(1.05)	$(0.78)

Consolidated EBITDA(3) (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021(2)	2020(2)	2021	2020(2)
Income (loss) from continuing operations	$5,312	$(1,700)	$(4,302)	$1,092	$(2,288)
Less: Income tax (expense) benefit	(9)	4	20	6	(86)
Less: Interest (expense) income, net	(58)	(95)	(118)	(347)	(154)
Less: Gain on extinguishment of debt	9,061	-	-	9,061	-
Operating loss	(3,682)	(1,609)	(4,204)	(7,628)	(2,048)
Add: Depreciation and amortization	1,067	1,082	1,323	3,216	3,955
EBITDA(3)	$(2,615)	$(527)	$(2,881)	$(4,412)	$1,907

_________________

(1)	See “Results of Operations by Segment” below for results by segment.
(2)

Results for the three and nine months ended September 30, 2020 may be different than previously reported amounts as they have been recast to reflect the classification of certain operations as discontinued operations as described in Note 7 below.

(3)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(4)

Gross profit (loss) for the Fabrication & Services Division for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, and nine months ended September 30, 2021 and 2020, includes project improvements of $1.1 million, $1.9 million, $0.6 million, $3.7 million and $2.6 million, respectively. Gross loss for the Shipyard Division for the three months ended September 30, 2021 and June 30, 2021, and nine months ended September 30, 2021 and 2020, includes project charges of $1.3 million, $0.9 million, $3.0 million and $1.3 million, respectively.

(5)

Other (income) expense for the Fabrication & Services Division for the nine months ended September 30, 2020, includes a gain of $10.0 million associated with the settlement of a contract dispute. Other (income) expense for the Shipyard Division for both the three and nine months ended September 2021, includes charges of $0.4 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida, and for both the three and nine months ended September 30, 2020, includes charges of $0.7 million associated with insurance deductibles and other costs related to the impacts of Hurricane Laura.

(6)	Gain on extinguishment of debt relates to the SBA’s forgiveness of $8.9 million of the PPP loan, plus accrued interest.
(7)	Discontinued operations includes results associated with the operations included in the Shipyard Transaction in April 2021 and associated with certain previously closed Shipyard Division facilities.

Results of Operations by Segment(1) (in thousands)

	Three Months Ended			Nine Months Ended
Fabrication & Services Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021(1)	2020(1)	2021	2020(1)
New Project Awards(2)	$15,200	$18,192	$13,404	$44,939	$53,046

Revenue	$17,285	$21,227	$18,237	$57,572	$78,286
Cost of revenue	16,173	18,986	18,578	53,232	78,181
Gross profit (loss)(3)	1,112	2,241	(341)	4,340	105
General and administrative expense	885	761	814	2,378	2,714
Impairments and (gain) loss on assets held for sale, net	-	-	72	-	72
Other (income) expense, net(4)	(152)	(176)	(1)	(934)	(10,034)
Operating income (loss)	$379	$1,656	$(1,226)	$2,896	$7,353

EBITDA
Operating income (loss)	$379	$1,656	$(1,226)	$2,896	$7,353
Add: Depreciation and amortization	985	1,001	1,246	2,974	3,726
EBITDA(2)	$1,364	$2,657	$20	$5,870	$11,079

	Three Months Ended			Nine Months Ended
Shipyard Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021(1)	2020(1)	2021	2020(1)
New Project Awards(2)	$-	$-	$154	$-	$306

Revenue	$2,302	$3,129	$7,515	$10,561	$18,100
Cost of revenue	3,554	4,188	7,748	13,850	19,857
Gross loss(5)	(1,252)	(1,059)	(233)	(3,289)	(1,757)
General and administrative expense	232	264	160	692	725
Other (income) expense, net(6)	412	(204)	750	285	750
Operating loss	$(1,896)	$(1,119)	$(1,143)	$(4,266)	$(3,232)

EBITDA
Operating loss	$(1,896)	$(1,119)	$(1,143)	$(4,266)	$(3,232)
Add: Depreciation and amortization	-	-	-	-	-
EBITDA(2)	$(1,896)	$(1,119)	$(1,143)	$(4,266)	$(3,232)

	Three Months Ended			Nine Months Ended
Corporate Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021(1)	2020(1)	2021	2020(1)
Revenue (eliminations)	$-	$(88)	$(446)	$(493)	$(1,413)
Cost of revenue	58	(10)	(385)	(269)	(1,234)
Gross loss	(58)	(78)	(61)	(224)	(179)
General and administrative expense	2,107	2,068	1,774	6,034	5,990
Other (income) expense, net	-	-	-	-	-
Operating loss	$(2,165)	$(2,146)	$(1,835)	$(6,258)	$(6,169)

EBITDA
Operating loss	$(2,165)	$(2,146)	$(1,835)	$(6,258)	$(6,169)
Add: Depreciation and amortization	82	81	77	242	229
EBITDA(2)	$(2,083)	$(2,065)	$(1,758)	$(6,016)	$(5,940)

	Three Months Ended			Nine Months Ended
Discontinued Operations(7)	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021(1)	2020(1)	2021	2020(1)
Revenue	$-	$6,471	$29,563	$41,637	$98,425
Cost of revenue	-	6,406	36,745	33,912	106,368
Gross profit (loss)(8)	-	65	(7,182)	7,725	(7,943)
General and administrative expense	-	73	324	413	1,109
Impairments and (gain) loss on assets held for sale(9)	-	1,903	-	25,331	-
Other (income) expense, net	-	(660)	529	(647)	629
Operating loss	$-	$(1,251)	$(8,035)	$(17,372)	$(9,681)

EBITDA
Operating loss	$-	$(1,251)	$(8,035)	$(17,372)	$(9,681)
Add: Depreciation and amortization	-	193	853	1,066	2,508
EBITDA(2)	$-	$(1,058)	$(7,182)	$(16,306)	$(7,173)

_________________

(1)

Results for the three and nine months ended September 30, 2020 may be different than previously reported amounts as they have been recast to reflect the classification of certain operations as discontinued operations as described in Note 7 below and to reflect the reclassification of certain allocations between divisions.

(2)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)

Gross profit (loss) for the Fabrication & Services Division for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, and nine months ended September 30, 2021 and 2020, includes project improvements of $1.1 million, $1.9 million, $0.6 million, $3.7 million and $2.6 million, respectively.

(4)	Other (income) expense for the Fabrication & Services Division for the nine months ended September 30, 2020, includes a gain of $10.0 million associated with the settlement of a contract dispute.
(5)

Gross loss for the Shipyard Division for the three months ended September 30, 2021 and June 30, 2021, and nine months ended September 30, 2021 and 2020, includes project charges of $1.3 million, $0.9 million, $3.0 million and $1.3 million, respectively.

(6)

Other (income) expense for the Shipyard Division for both the three and nine months ended September 2021, includes charges of $0.4 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida, and for both the three and nine months ended September 30, 2020, includes charges of $0.7 million associated with insurance deductibles and other costs related to the impacts of Hurricane Laura.

(7)	Discontinued operations includes results associated with the operations included in the Shipyard Transaction in April 2021 and associated with certain previously closed Shipyard Division facilities.
(8)

Gross profit (loss) from discontinued operations for the three months ended June 30, 2021 and September 30, 2020, and nine months ended September 30, 2020, includes project charges of $0.6 million, $6.7 million and $7.4 million, respectively, and for the nine months ended September 30, 2021, includes project improvements of $8.4 million.

(9)

Impairments and (gain) loss on assets held for sale from discontinued operations for the three months ended June 30, 2021, and nine months ended September 30, 2021, represents impairment charges and transaction and other costs resulting from the Shipyard Transaction in April 2021.

Consolidated Balance Sheets(1) (in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,667	$43,159
Restricted cash, current	1,736	—
Short-term investments	—	7,998
Contract receivables and retainage, net	8,229	14,089
Contract assets	2,246	5,098
Prepaid expenses and other assets	6,361	2,545
Inventory	1,673	2,157
Assets held for sale	1,800	6,200
Current assets of discontinued operations(2)	—	66,116
Total current assets	93,712	147,362
Property, plant and equipment, net	28,377	31,178
Restricted cash, noncurrent	406	—
Noncurrent assets of discontinued operations(2)	—	39,169
Other noncurrent assets	13,381	13,634
Total assets	$135,876	$231,343
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,396	$12,362
Contract liabilities	7,188	10,262
Accrued expenses and other liabilities	8,372	6,682
Long-term debt, current	—	5,499
Current liabilities of discontinued operations(2)	176	63,607
Total current liabilities	23,132	98,412
Long-term debt, noncurrent	—	4,501
Other noncurrent liabilities	1,590	2,068
Total liabilities	24,722	104,981
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 15,552 shares issued and outstanding at September 30, 2021 and 15,359 at December 31, 2020	11,331	11,223
Additional paid-in capital	105,036	104,072
Retained earnings (accumulated deficit)	(5,213)	11,067
Total shareholders’ equity	111,154	126,362
Total liabilities and shareholders’ equity	$135,876	$231,343

_________________

(1)

The Consolidated Balance Sheet amounts as of December 31, 2020 may be different than previously reported amounts as they have been recast to reflect the classification of certain operations as discontinued operations as described in Note 2 below.

(2)

Assets and liabilities of discontinued operations include Balance Sheet amounts associated with operations included in the Shipyard Transaction in April 2021 and associated with certain previously closed Shipyard Division facilities.

Consolidated Cash Flows(1) (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$5,312	$(2,951)	$(12,337)	$(16,280)	$(11,969)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and lease asset amortization	1,067	1,275	2,176	4,282	6,463
Other amortization, net	—	—	17	15	48
Asset impairments	—	—	—	22,750	—
Loss on Shipyard Transaction	—	2,581	—	2,581	—
(Gain) loss on sale of assets held for sale, net	—	—	72	—	72
(Gain) loss on sale of fixed assets and other assets, net	—	51	—	45	(5)
Gain on extinguishment of debt	(9,061)	—	—	(9,061)	—
Stock-based compensation expense	503	364	341	1,180	781
Changes in operating assets and liabilities:
Contract receivables and retainage, net	5,510	4,433	(11,045)	7,164	1,659
Contract assets	125	(710)	5,500	(4,436)	(20,232)
Prepaid expenses, inventory and other current assets	205	(904)	1,045	(471)	1,713
Accounts payable	(2,241)	(12,776)	16,819	(13,261)	18,900
Contract liabilities	(1,018)	(2,007)	(6,796)	(6,342)	(6,094)
Accrued expenses and other current liabilities	(124)	(973)	1,184	1,206	(656)
Noncurrent assets and liabilities	(137)	(110)	(495)	(600)	2,043
Net cash provided by (used in) operating activities	141	(11,727)	(3,519)	(11,228)	(7,277)
Cash flows from investing activities:
Capital expenditures	(159)	(461)	(2,446)	(1,080)	(10,191)
Proceeds from Shipyard Transaction, net of transaction costs	—	31,677	—	31,677	—
Proceeds from sale of property and equipment	—	4,400	599	4,439	1,679
Purchases of short-term investments	—	—	(1)	—	(19,992)
Maturities of short-term investments	—	8,000	—	8,000	20,000
Net cash provided by (used in) investing activities	(159)	43,616	(1,848)	43,036	(8,504)
Cash flows from financing activities:
Proceeds from borrowings	—	—	—	—	10,000
Repayment of borrowings	(1,050)	—	—	(1,050)	—
Payment of financing cost	—		(39)	—	(70)
Tax payments for vested stock withholdings	—	(8)	—	(108)	(74)
Net cash provided by (used in) financing activities	(1,050)	(8)	(39)	(1,158)	9,856
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,068)	31,881	(5,406)	30,650	(5,925)
Cash, cash equivalents and restricted cash, beginning of period	74,877	42,996	49,184	43,159	49,703
Cash, cash equivalents and restricted cash, end of period	$73,809	$74,877	$43,778	$73,809	$43,778

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(1)	Cash flow activity for discontinued operations is not presented separately for any period in the Consolidated Statement of Cash Flows.